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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JUNE 1, 2009

                            SMOKY MARKET FOODS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


            NEVADA                    000-52180                  20-4748589
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(State or Other Jurisdiction of      (Commission               (IRS Employer
        Incorporation)               File Number)            Identification No.)


            804 ESTATES DRIVE
               SUITE 100
            APTOS, CALIFORNIA                                 95003
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(Address of Principal Executive Offices)                    (Zip Code)


               Registrant's telephone number, including area code:
                                 (866) 851-7787


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On June 1, 2009, Smoky Market Foods, Inc. (the "Company") entered into a Note, Share and Warrant Purchase Agreement (the "Agreement") with 70 Limited LLC (the "Purchaser") and the Jimma Lee Beam Revocable Trust (the "Trust"). In connection with the Agreement, the Company issued to the Purchaser a promissory note (the "Note") in the amount of $2,152,500, together with 11,587,926 shares of common stock of the Company (the "Shares") and Series 2009B Warrants to purchase 1,852,500 shares of common stock of the Company (the "Warrants"), in exchange for $1,500,000 in cash and the cancelation of approximately $652,600 in existing indebtedness to the Purchaser or the Trust. The Agreement and the Note supersede two previous promissory notes issued by the Company, one in favor of the Purchaser and one in favor of the Trust, such that both prior notes are cancelled as of the date of the Agreement. Under the terms of the Agreement, until the Note has been paid in full the Purchaser has board observation rights and the right to designate one member of the Company's board of directors. The Company has agreed to pay as a pre-payment of the principal amount of the Note at least 50% of the net proceeds above $2,000,000 of any subsequent offering of the Company's capital stock. A copy of the Agreement is attached as Exhibit 10.1 to this Current Report.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         In conjunction with the Agreement described in Item 1.01 above, the Company issued to the Purchase the Note, which bears interest at the rate of 10% per annum. The Note is unsecured, and all accrued and unpaid interest, together with the outstanding principal balance of the Note, is due in full on the two-year anniversary of the issue date. A copy of the Note is attached as
Exhibit 10.2 to this Current Report.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         As part of the transaction described in Items 1.01 and 2.03 above, on June 1, 2009, the Company offered and sold 11,587,926 shares of the Company's common stock (the "Shares") and Series 2009B Warrants to purchase 1,852,500 shares of the Company's common stock (the "Warrants" and, together with the Shares, the "Securities"). Under the terms of the Warrants, the Purchaser has the right to purchase all or any portion of the shares subject to the Warrants at a purchase price of $0.15 per share during a five year term. The purchase price is adjustable upon the occurrence of any stock dividend, forward or reverse split, or any merger or similar event with respect to the Company. The terms and conditions of the Warrants are more fully set forth in the copy of the Warrant attached as Exhibit 4.1 to this Current Report.

         The Securities were offered and sold in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, based upon the following: (a) the Purchaser confirmed to the Company that the Purchaser was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the Purchaser was provided with certain disclosure materials and all other information requested with respect to the Company; (d) the Purchaser acknowledged that the Securities being purchased were "restricted securities" for purposes of the Securities Act and agreed to transfer the Securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a Form D is being filed with the SEC and the applicable states; and (f) a legend was placed on the certificates representing the Securities stating that they were restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.



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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (d) Exhibits.

             4.1      Series 2009B Warrant issued to Purchaser

             10.1 Smoky Market Foods, Inc. Note, Share and Warrant Purchase Agreement

             10.2     Promissory Note issued to Purchaser


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Smoky Market Foods, Inc.



Dated: June 4, 2008                  By /s/ Edward Feintech
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                                        Edward Feintech, Chief Executive Officer